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(EXHIBIT 99)

                                                                           PROXY
                                     TEHAMA BANK
                         Solicited by the Board of Directors
                       for the Annual Meeting of Shareholders,
                                    May 6, 1997

    The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Tehama Bank and the accompanying Proxy Statement/Prospectus dated April 8, 1997, and revoking any Proxy heretofore given, hereby constitutes and appoints Louis J. Bosetti and Harry Dudley and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of Tehama Bank, a California banking corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Tehama Bank, to be held at the Red Bluff Community & Senior Center, 1500 S. Jackson Street, Red Bluff, California on Tuesday,
May 6, 1997, at 7:30 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement/ Prospectus and to vote according to their discretion on all matters which may be properly presented for action at the meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors.
    UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING
ITEMS:
    To elect as Directors the nominees set forth below.
         / / FOR all nominees listed below (except as marked to the contrary below).
         / /  WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

    Henry Clay Arnest III         Orville K. Jacobs
    Louis J. Bosetti              Gary C. Katz
    Daniel B. Cargile             John W. Koeberer
    Harry Dudley                  Raymond C. Lieberenz
    William P. Ellison            Gary L. Napier
    Garry D. Fish                 Eugene F. Penne
    Max M. Froome                 Terrance A. Rust

    2. To approve a Plan of Reorganization and Merger Agreement, dated as of February 12, 1997 (the "Reorganization Agreement"), by and among the Bank, Bancorp


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and Tehama Merger Corporation, a wholly-owned subsidiary of Bancorp (the
"Subsidiary"), and all transactions contemplated thereby, including the merger (the "Merger") of the Subsidiary with and into the Bank, pursuant to which the Bank will become the wholly-owned subsidiary of Bancorp.

         / /  Yes       / /  No        / /  Abstain

         3. In their discretion, to transact such other business as may properly come before the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT.

SHAREHOLDER(S)                              NO. OF COMMON SHARES


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Date:
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Please date and sign exactly as your name(s) appears.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR
NTO YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

I/we do / / or do not / / expect to attend this meeting.

              THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF
                 DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.